EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

      We consent to the reference to our firm under the captions “Summary Historical Consolidated Financial Information,” “Selected Historical Consolidated Financial Information” and “Experts” and to the use of our report dated November 30, 2005, in the Registration Statement (Form S-11) and related Prospectus of Crystal River Capital, Inc. and Subsidiary for the registration of its common stock.

/s/ Ernst & Young LLP

New York, New York

December 8, 2005